Exhibit 5.1

ATTORNEYS AT LAW 100 NORTH TAMPA STREET, SUITE 2700 TAMPA, FL 33602-5810 P.O. BOX 3391 TAMPA, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX WWW.FOLEY.COM

August 27, 2025

LM Funding America, Inc.

1200 Platt Street, Suite 1000

Tampa, FL 33606

Ladies and Gentlemen:

We have acted as counsel to LM Funding America, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), filed on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the resale from time to time by the selling stockholders identified in the Registration Statement of up to (i) 47,869,033 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon the exercise of warrants (the “Warrants”) held by the selling stockholders and (ii) 4,799,962 shares of outstanding Common Stock (the “Shares”).

In connection with our representation, we have examined: (i) the Warrants, (ii) the Registration Statement and the Prospectus, (iii) the Certificate of Incorporation of the Company, as amended to date, (iv) the Bylaws of the Company, as amended to date, and (v) certain proceedings and actions taken by the Board of Directors of the Company in connection with the issuance and sale of the Shares and Warrants. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. The opinions expressed herein are limited in all respects to the applicable provisions of the Delaware General Corporation Law as of the date hereof, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing and subject to the assumptions stated herein and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that:

(i)	the Shares are validly issued, fully paid, and nonassessable; and

AUSTIN BOSTON CHICAGO DALLAS DENVER	DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

August 27, 2025

(ii)	when issued by the Company against payment therefor in accordance with the terms of the respective Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

In rendering the opinion above, we have assumed that at the time of the issuance of any Warrant Shares upon exercise of any Warrants there will be a sufficient number of shares of Common Stock authorized and then available for issuance under the Company’s certificate of incorporation as in effect at such time.

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP